UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): June 2, 2003

                         CLEAN DIESEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                 000-27432               06-1393453
  (State or other jurisdiction     (Commission            (IRS Employer
       of incorporation)           File Number)         Identification No.)


                         SUITE 702, 300 ATLANTIC STREET
                                STAMFORD CT 06901
                                 (203) 423-7050
          (Address and Telephone Number of principal executive offices)


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ITEM 5. OTHER EVENTS.

     On June 2, 2003, the Registrant filed with the Secretary of State of Delaware an amendment to its certificate of incorporation increasing its authorized capital from 15,100,000 to 30,100,000 shares of the par value of $0.05 per share, of which 30,000,000 are common shares and 100,000 are preferred shares. The amendment is attached as Exhibit 99.1 to this Form 8-K.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Clean Diesel Technologies, Inc.

                                      By:  /s/  C.W.  Grinnell
                                           -------------------
                                           Charles W. Grinnell
                                        Vice President & Secretary


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